Exhibit 23.02


                           COOPERS & LYBRAND L.L.P.

                         a professional services firm


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Ampex Corporation on Form S-8 of our report, dated March 8, 1996, on our audit of the consolidated financial statements and financial statement schedule of Ampex Corporation as of December 31, 1995 and 1994, and for each of the years ended December 31, 1995, 1994 and 1993, which report appears in the Annual Report on Form 10-K filed by Ampex Corporation for its fiscal year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts" which is incorporated by reference in the Form S-8.

                          /s/ Coopers & Lybrand L.L.P.

                                               COOPERS & LYBRAND L.L.P.




San Francisco, California
June 10, 1996
















Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand (international).


374107.1